PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR, Inc.
Managing Director
tom.filandro@icrinc.com
(646) 277-1235

BIG LOTS AMENDS REVOLVING CREDIT FACILITY

NEW FACILITY INCLUDES IMPROVED PRICING AND GREATER FLEXIBILITY

Columbus, Ohio – September 22, 2021 - Big Lots, Inc. (the “Company”) announced today that on September 22, 2021 it successfully amended its 2018 $700 million five-year unsecured revolving credit facility. The amendment provides more favorable pricing, expands the types of permitted financing arrangements, and provides more flexibility to support the company’s future capital allocation priorities.

The amended facility consists of a $600 million senior unsecured revolving credit facility, with an optional $300 million incremental uncommitted term loan or additional revolving credit facility. Interest rates and fees are determined on a tiered pricing schedule based on the more favorable of the Company’s leverage ratio or, in the event that the Company’s indebtedness becomes rated by Standard & Poor’s and/or Moody’s, its debt rating.

“As we continue to execute our Operation North Star strategy, and accelerate the company’s growth trajectory, we are pleased to have entered into this amended credit facility,” said Jonathan Ramsden, EVP, Chief Financial and Administrative Officer. “The Company’s strong cash flow and earnings performance have allowed us to pursue a financing arrangement that is more suited to our current liquidity needs, while also providing flexibility for long term growth, in particular with regard to our goals of materially growing our store count and investing in our customer experience. We are highly appreciative of the tremendous support we have received from the bank group, led by PNC Bank, Wells Fargo Bank, US Bank, and Truist Bank, in putting this new facility in place.”

Prior to the amendment, the Company’s interest rate was LIBOR + 1.75% with a commitment fee of 25 bps. At closing, the Company’s interest rate was reduced to LIBOR + 1.375% with a commitment fee of 15 bps. The Company anticipates that it will save a minimum of $300,000 in interest and fees through the end of its fiscal year and at least $850,000 on an annualized basis.

The amended leverage ratio fluctuates on a quarterly basis to account for seasonal inventory builds, and ranges from 3.25 to 3.75. Prior to the amendment, the leverage ratio ranged from 3.0 to 3.5. The minimum fixed coverage ratio is unchanged at 1.5.

The amendment extends the term of the revolver until September 22, 2026, with two one-year optional extensions. The amendment also contains a $75 million environmental, social and governance (“ESG”) sublimit, which allows the Company, subject to the banks’ approval, to receive favorable pricing and fee adjustments for its performance against future ESG performance metrics.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

As of September 22, 2021, the Company had utilized $7 million in letters of credit and had no borrowings outstanding under the 2018 credit facility.

Additional information regarding the Second Amended and Restated Credit Agreement can be found on a Form 8-K to be filed with the Securities and Exchange Commission.

About Big Lots, Inc.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer operating 1,422 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and Big Lots NOW with same day delivery. The company’s product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables, and Hard Home. A Fortune 500 company and ranked #1 on Total Retail's 2020 Top 100 Omnichannel Retailers list, Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers with the ultimate bargain and treasure hunt shopping experience, being a "best place to work" culture for associates, rewarding shareholders with consistent growth and top-tier returns, and doing good in local communities. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors